CHINA FINANCE, INC.
57-71 #HIGH-TECH INDUSTRIAL PARK NANSHAN,
DISTRICT SHENZHEN, P.R. CHINA 51805

October 11th 2004

RE: Resignation of ZHONGPING WANG

To the Board of Directors and Shareholders:

      I hereby resign the position as the Secretary of China Finance, Inc. (the "Company") effective immediately. Please be advised that my resignation from the Company is not a result of any disagreements with the Company on any matters relating to the Company's operations, policies, or practices. Please also be advised that I have no claim against the Company for compensation for loss of office, fees or disbursements or otherwise whatsoever.


                                     Very truly yours,


                                     -------------------------------------------
                                           ZHONGPING WANG